UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 6, 2009 Green Mountain Coffee Roasters, Inc. (the “Company”) entered into an purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Canaccord Adams Inc., William Blair & Company, L.L.C., SunTrust Robinson Humphrey, Inc. and Janney Montgomery Scott LLC (the “Underwriters”) related to a public offering of 5,000,000 shares of the Company’s common stock, par value $0.10 per share, (the “Common Stock”) at a price to the public of $67.25 per share pursuant to a registration statement on Form S-3 (File No. 333-160974) and a related prospectus supplement. In addition, the Company granted the Underwriters an option exercisable for 30 days from the date of the Purchase Agreement to purchase, at the public offering price less any underwriting discounts and commissions, up to an additional 750,000 shares of Common Stock to cover overallotments, if any. Subject to customary closing conditions, the offering is expected to close on August 12, 2009.

The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Ropes & Gray, LLP counsel to the Company, has issued an opinion to the Company, dated August 6, 2009 regarding the legality of the issuance and sale of the Common Stock in the offering. A copy of the opinion as to legality is filed as Exhibit 5.1 to this Current Report on Form 8-K.

A copy of the Company’s press release announcing the offering is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Purchase Agreement by and among Green Mountain Coffee Roasters, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Canaccord Adams Inc., William Blair & Company, L.L.C., SunTrust Robinson Humphrey, Inc. and Janney Montgomery Scott LLC, dated August 6, 2009.

5.1	Opinion of Ropes & Gray, LLP

23.1	Consent of Ropes & Gray, LLP (included in Exhibit 5.1 above).

99.1	Press Release dated August 7, 2009, announcing pricing of Green Mountain Coffee Roasters, Inc.’s Common Stock offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke
Chief Financial Officer

Date: August 7, 2009